UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2007

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

At the annual meeting of stockholders of Immunicon Corporation, or the Company, held on June 12, 2007, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Equity Compensation Plan, as previously amended, or the Plan, to increase by 250,000 shares the number of shares of common stock authorized for issuance or transfer under the Plan and approved the entire Plan, as amended. The Company’s stockholders also approved an amendment to the Immunicon Corporation 2004 Employee Stock Purchase Plan, or the ESPP, to increase by 200,000 shares the number of shares of common stock authorized for issuance or transfer under the ESPP and approved the entire ESPP, as amended. The respective amendments are attached hereto as Exhibits 99.1 and 99.2 and are incorporated into this Item 5.02 by reference.

The Plan, which is included as Exhibit 10.46 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007, and the description of the Plan included under the caption “Proposal 3” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2007, are incorporated into this Item 5.02 by reference.

The ESPP, which is included as Exhibit 10.45 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007, and the description of the ESPP included under the caption “Proposal 4” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2007, are incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Amendment 2007-1 to the Immunicon Corporation Amended and Restated Equity Compensation Plan.

99.2 – Amendment 2007-1 to the Immunicon Corporation 2004 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Immunicon has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	/s/ JAMES G. MURPHY
James G. Murphy
Senior Vice President, Finance and
Administration and Chief Financial Officer

Dated: June 13, 2007

EXHIBIT INDEX

Exhibit Number	Document
99.1	Amendment 2007-1 to the Immunicon Corporation Amended and Restated Equity Compensation Plan.

99.2	Amendment 2007-1 to the Immunicon Corporation 2004 Employee Stock Purchase Plan.